UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2006

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	000-18546	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01    Entry Into a Material Definitive Agreement

    See the disclosure under Item 5.02(c) for information regarding the Company’s entry into an employment agreement with its newly appointed Chief Operating Officer.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)    The Company announced today that effective June 26, 2006, Howard H. Nolan has been appointed Senior Executive Vice President and Chief Operating Officer. Mr. Nolan is currently a member of the Company’s board of directors, and will continue as a director, but will discontinue his service as a member of the Company’s audit committee.

    For the past five years, Mr. Nolan served as the Vice President, Finance of Gentiva Health Services, In., in Melville, New York, the nation’s largest home health services provider. He was appointed Treasurer of Gentiva in 2006. Mr. Nolan is 45 years of age. There have been no transactions since the beginning of the Company’s last fiscal year between the Company (or its subsidiary, Bridgehampton National Bank) and Mr. Nolan of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.

    Mr. Nolan will be employed pursuant to the terms of an employment agreement, which has a three-year term, subject to extension by the Company.  Mr. Nolan’s annual base salary under the agreement is $200,000, which may be increased but not decreased. If Mr. Nolan’s employment is terminated other than for cause, or if Mr. Nolan voluntarily resigns from his employment based on certain constructive termination events (e.g., a material change in functions, duties or responsibilities; a material breach of the agreement; the failure to appoint the executive as Senior Executive Vice President and Chief Operating Officer and a director; the relocation executive’s principal place of employment), he is entitled to a lump sum cash severance payment equal to between six and eighteen months of base salary, and to the continuation of health benefits for between six and eighteen months. Upon a change in control of the Company, Mr. Nolan is entitled to a lump sum cash payment equal to three times his average annual total compensation, and the continuation of health benefits for three years, subject to reduction, if necessary to avoid an excess parachute payment under Section 280G of the Internal Revenue Code. If Mr. Nolan is disabled during the term of the agreement, he is entitled to a supplemental payment from the Company, for twenty four months, in an amount necessary to provide him with an aggregate payment, taking into account any payment under Company provided disability insurance, equal to his base salary. If Mr. Nolan’s employment is terminated for cause, there is no further financial obligation on the Company.

    The press release announcing the appointment of Mr. Nolan is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Attached as Exhibit 99.1 is the Company’s press release dated June 12, 2006.

 EXHIBIT INDEX

99.1 Press release titled, “The Bridgehampton National Bank Announces Chief Operating Officer Howard H. Nolan is Appointed Senior Executive Vice President and COO,” Dated June 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.

Date: June 12, 2006	By:	/s/ Thomas J. Tobin

Chief Executive Officer